Exhibit 99.1

                                SUPPLEMENT NO. 3
                                       TO
                                    INDENTURE


        THIS SUPPLEMENT NO.3 TO INDENTURE (this "SUPPLEMENT"), dated as of January 10, 2005, among Interface Global Company, AsP, a corporation dually incorporated under the laws of Denmark and the State of Delaware (the "ADDITIONAL GUARANTOR") and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee under the Indenture defined below (the "TRUSTEE").

                              W I T N E S S E T H:

        WHEREAS, Interface, Inc., a Georgia corporation (the "COMPANY"), the Trustee, and the other signatories thereto, are party to that certain Senior Indenture, dated as of April 3, 1998, relating to $150,000,000 in initial aggregate principal amount of the Company's 7.30 % Senior Notes due 2008 and the Company's 7.30 % Series B Senior Notes due 2008 (the "INDENTURE"); and

        WHEREAS, in accordance with Sections 14.3(a) and 4.9 of the Indenture the signatory hereto, other than the Trustee, desires to supplement the Indenture for purposes of becoming a "Guarantor" of the Securities and the Indenture, subject to and in accordance with the terms of the Indenture, including without limitation, Article Fourteen of the Indenture;

        NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Additional Guarantor covenants and agrees as follows for the benefit of each other party to this Supplement and to the Indenture and for the equal and ratable benefit of the Holders of the Securities:

1.      DEFINED TERMS

        Capitalized terms used but not otherwise defined are used herein with the meaning specified for such terms in the Indenture.

2.      ADDITIONAL GUARANTOR

        The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Indenture and the Securities issued pursuant thereto and in accordance therewith and shall be fully liable thereunder and therefor, subject to the provisions of Article Fourteen of the Indenture, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities, or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder to the extent and with the same effect as though the Additional Guarantor had been one of the Guarantors originally executing and delivering the Indenture and the Guarantee. All references in the Indenture and each Security to "Guarantors" or any "Guarantor" shall be deemed to include and to refer to the Additional Guarantor.

3.      GUARANTEE

        In furtherance of the foregoing and not in limitation thereof, and for value received, the undersigned Additional Guarantor hereby jointly, severally and unconditionally guarantees to the Holder of a Security the payments of principal of, premium, if any, and interest on, each Security in the amounts and at the time when due, and interest on the overdue principal, premium, if any, and interest, if any, of a Security and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to each Holder of a Security and the Trustee, all in accordance with and subject to the terms and limitations of each Security, Article Fourteen of the Indenture, and the Guarantee (of which the Guarantee set forth in this Section 3 of this Supplement shall be, and shall be deemed to be, a part). The validity and enforceability of the Guarantee set forth in this Section 3 of this Supplement shall not be affected by the fact that it is not affixed to any Security or all of the Securities.

        The obligations of the undersigned Additional Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. Each Holder of a Security, by accepting the same, agrees to be and shall be bound by such provisions.

        Notwithstanding anything in the Indenture or Supplemental to the contrary, in relation to the Additional Guarantor as a corporation that is incorporated under the laws of the Kingdom of Denmark as well as under the laws of the State of Delaware, all obligations of Additional Guarantor under the Indenture (as supplemented hereby) shall be limited if and to the extent required to comply with Danish statutory provisions on unlawful financial assistance, Sections 49(1) and (2) and Sections 50(1) and (2) of the Danish Act on Private Limited Companies (Anpartsselskabsloven), and accordingly shall not be construed as an indemnity for, guarantee of, or security for any of the obligations of Additional Guarantor's direct parent corporation, Interface Overseas Holdings, Inc. ("OVERSEAS HOLDINGS"), which is also a Guarantor under the Indenture, so long as Overseas Holdings remains a Non-Qualifying Parent Company of Additional Guarantor. A "Non-Qualifying Parent Company" shall mean a company that is a direct parent company of an entity organized under the laws of Denmark, which direct parent is not organized under the laws any of the member states of the European Union or the European Economic Area but is an entity to which the First Council Directive 60/151/EEC of March 9, 1968 is attributable.

        This Guarantee is subject to release upon the terms set forth in the Indenture.

4.      DUPLICATE ORIGINALS

        The parties may sign any number of copies of this Supplement. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

5.      GOVERNING LAW

        The laws of the State of New York shall govern this Supplement and the Guarantee set forth herein. The Additional Guarantor agrees to submit to the jurisdiction of the courts of the

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

State of New York in any action or proceeding arising out of or relating to the Indenture, this Supplement, the Guarantee, or the Securities.

                         [SIGNATURES ON FOLLOWING PAGE]














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

        IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            ADDITIONAL GUARANTORS:

                                            INTERFACE GLOBAL COMPANY, ASP,
                                            as a Guarantor


                                            By: /s/ Raymond S. Willoch
                                               ---------------------------------
                                               Name: Raymond S. Willoch
                                               Title: Senior Vice President


                                            TRUSTEE:

                                            Wachovia Bank, National Association


                                            By: /s/ Sabrina Fuller
                                               ---------------------------------
                                               Name: Sabrina Fuller
                                               Title: Vice President





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